Exhibit 23.4
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
April 27, 2007
Superior Energy Services, Inc.
1105 Peters Road
Harvey, LA 70058
Ladies and Gentlemen;
We hereby consent to the references to DeGolyer and MacNaughton; to the inclusion of our estimates of reserves contained in our report entitled “Appraisal Report as of December 31, 2006 on Certain Properties owned by SPN Resources, LLC,” and to the specific references to DeGolyer and MacNaughton as the independent petroleum engineering firm in the “Experts” section in Superior Energy Service, Inc.’s Registration Statement on Form S-3 (the Registration Statement) to be filed with the United States Securities and Exchange Commission in April 2007; and to the inclusion by reference of Superior Energy Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, in the Registration Statement. SPN Resources, LLC is a wholly owned subsidiary of Superior Energy Services, Inc.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON